Exhibit 1

                      FORM OF REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 9, 2008 by and among Natus Medical Incorporated, a Delaware corporation (the "Company"), and the parties listed on the signature page to this Agreement (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

      WHEREAS, certain of the Investors have agreed to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 (File No. 333-133480), as amended (the "Shelf Registration Statement"), in connection with a public offering of Common Stock underwritten by Roth Capital Partners, LLC (the "Offering"); and

      WHEREAS, the Company has agreed to grant certain registration rights to the Investors in connection with the purchase by certain of the Investors of Common Stock in the Offering, as more fully set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

      1. REGISTRATION RIGHTS.

            1.1 Definitions. For purposes of this Section 1:

                  (a) Commission. The term "Commission" means the U.S. Securities and Exchange Commission

                  (b) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (c) Holder. The term "Holders" shall mean holders of Registrable Securities that have registration rights pursuant to this Agreement.

                  (d) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (e) Registrable Securities. The term "Registrable Securities" means: (1) all of the shares of the Company's Common Stock owned by the Investors as of the date hereof, including the shares of Common Stock purchased by the Investors in the Offering (the "Investor Shares") and (2) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Investor Shares; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred in violation of state or federal securities laws, or (ii) as to any Holder, the Registrable


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Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144 under the Securities Act.

                  (f) Prospectus. The term "Prospectus" shall mean the prospectus included in any registration statement filed pursuant to Section 1.2 of this Agreement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus

                  (g) Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended.

            1.2 Demand Registration.

                  (a) Request by Holders. If the Company shall receive at any time a written request from the Holders that, on or after October 9, 2008, the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2 (a "Request"), then the Company shall effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration; provided, however, that the Registrable Securities requested by the Holders to be registered pursuant to such request must not be an amount greater than two million (2,000,000) shares of Common Stock nor in an amount less than five hundred thousand (500,000) shares. Without limiting the generality of the foregoing, to the extent that the Company has shares available under an effective shelf registration statement on Form S-3 (the "Shelf Registration Statement"), to the extent permitted by the rules and regulations of the Commission, the Company shall first file a prospectus supplement under such Shelf Registration Statement with respect to the lesser of (1) the number of shares requested to be registered by the Holders pursuant to the Request or (2) the number of shares remaining available under such Shelf Registration Statement. Any shares which cannot be included under the Shelf Registration Statement, whether due to lack of availability under the Shelf Registration Statement or due to the rules and regulations of the Commission, shall be subject to a separate registration statement filed by the Company, which separate registration statement shall be filed as soon as practicable, but in no event later than 30 days after the receipt by the Company of a Request.

                  (b) Underwriting. If the Holders that provide the Company with a Request intend to distribute the Registrable Securities covered by their Request by means of an underwriting, then they shall so advise the Company as a part of their Request. The Holders shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and approved by a majority in interest of the Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and


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the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (c) Maximum Number of Demand Registrations; Time Period Between Demand Registrations. The Company is obligated to effect only two (2) registrations pursuant to this Section 1.2. The Holders may not provide the Company with an additional Request pursuant to Section 1.2(a) until at least six months have elapsed from the date the Holders delivered to the Company their previous Request.

                  (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2 a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the Request; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  (e) Blackout Notice. "Blackout Period" means, with respect to a registration effected pursuant to this Section 1.2, a period in each case commencing on the day immediately after the Company notifies the Holders that they are required, pursuant to Section 1.3(f), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the registration statement, will recommence taking steps to make such registration statement effective, or will allow sales pursuant to such registration statement to resume; provided, however, that (a) the Company shall limit its use of Blackout Periods, in the aggregate, to 60 trading days in any 12-month period and (b) no Blackout Period may commence


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

sooner than 60 days after the end of a prior Blackout Period. Each Holder of Registrable Securities agrees that, upon receipt of any notice of a Blackout Period, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.3(c) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (f) Expenses. The registration fees and expenses incurred by the Company in connection with any registration pursuant to this Section 1.2 (other than as set forth in the second sentence of this paragraph), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriters' discounts and commissions, and the reasonable fees and disbursements of one counsel for the selling Holders (such fees and disbursements not to exceed $10,000), shall be borne by the Company; provided, however, that such one counsel for the selling Holders shall submit reasonably detailed invoices for review by the Company prior to payment. Notwithstanding the foregoing, however, if Registrable Securities are to be distributed by means of an underwriting as contemplated by
Section 1.2(b) of this Agreement, then the registration fees and expenses incurred by the Company and the selling Holders in connection with such a registration, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, underwriters' discounts and commissions, fees and disbursements of counsel for the selling Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding the fees and disbursements of counsel for the Company, shall be borne by the selling Holders. Except as set forth in this Section, Holder shall be responsible for any fees and expenses of its counsel or other advisers. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all expenses payable by the selling Holders in connection with such offering.

            1.3 Obligations of the Company. The Company shall furnish to each Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including supplements or prospectus amendments) as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it that are included in such registration. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission such amendments and supplements to any registration statement filed pursuant to Section 1.2 of this Agreement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.


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

                  (b) Use its best efforts to (i) register and qualify the securities covered by any registration statement filed pursuant to Section 1.2 of this Agreement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, (ii) keep such registration or qualification in effect for so long as the related registration statement remains in effect and (iii) take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, consistent with the plan of distribution described in the Prospectus included in the related registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                  (c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of any registration statement filed pursuant to Section
1.2 of this Agreement for amendments or supplements to such registration statement or related Prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 1.2 of this Agreement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (d) Make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement filed pursuant to Section 1.2 of this Agreement at the earliest possible time.

                  (e) Cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the company are then listed.

                  (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in any registration statement filed pursuant to Section 1.2 of this Agreement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such Prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such Prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be


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furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.

                  (g) From the date of this Agreement until the termination of the Company's obligations with regards to the registration rights of Registrable Securities pursuant to Section 1.6, if the Company grants registration rights to holders of any security of the Company which are more favorable to such holders than the registration rights granted hereunder without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, then such more favorable registration rights shall also be deemed to be granted to the Holders of Registrable Securities hereunder, and the Company covenants and agrees to take any and all steps necessary to modify the terms of this Agreement to so provide.

           1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the Holders shall furnish to the Company such information regarding it and the Registrable Securities held by it as shall be required to timely effect the registration of its Registrable Securities.

           1.5 Indemnification. For the purposes of this Section 1.5, the term "registration statement" shall include any final Prospectus, exhibit, supplement, amendment or other document included in, filed as part of, deemed to be a part of, or otherwise relating to any registration statement filed pursuant to Section 1.2 of this Agreement. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers and directors, trustees, and each person, if any, who controls the Holder and any underwriter for each (as defined in the Securities Act) (such persons and entities referred to as "Holder Indemnified Parties"), against any losses, claims, expenses (including reasonable attorneys' fees), damages or liabilities (including in settlement of any claim) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law (a "Loss"), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a "Violation"):

                        (1) any untrue statement or alleged untrue statement of a material fact contained in a registration statement;

                        (2) the omission or alleged omission to state in a registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading;

                        (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

                        (4) any failure by the Company to fulfill any undertaking included in a registration statement; or


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

                        (5) any material breach of any representation, warranty or covenant made by the Company in this Agreement;

and the Company will pay to each Holder Indemnified Party for any legal or other expenses, as incurred, reasonably incurred by them, as incurred, in connection with investigating or defending or settling, compromising or paying an award granted in any proceeding relating to any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

                  (b) By Holders. To the extent permitted by law, each Holder (severally and not jointly with any other Holder) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act (such persons and entities referred to as "Company Indemnified Parties") against any Losses to which such Company Indemnified Parties may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration statement; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holder under this subsection in respect of any Violation shall not exceed the net proceeds received by each Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.5(c) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.5(c), deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual


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

conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.5(c) to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5(c).

                  (d) Contribution. If the indemnification provided for in this
Section 1.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of Losses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 1.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 1.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provision of this Agreement apparently to the contrary, any contribution (together with any indemnification or other obligations under this Agreement) by any Holder (including any indemnified person associated with such Holder) shall in no event exceed the net amount of proceeds received by such Holder from the sale of the Registrable Securities.

                  (e) Survival. The obligations of the Company and the Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            1.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission, which may at any time permit the sale of the Registrable Securities to the public without registration, for a period of one year following the date of this Agreement, the Company agrees to:

                  (a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times


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                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            1.7 Termination of the Company's Obligations. The Company shall have no obligation to maintain a registration statement governing Registrable Securities after the earliest to occur of the following: (i) the date on which all Registrable Securities held by such Holder may be sold without any volume restrictions within a three-month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule, or (ii) if all Registrable Securities have been registered and sold (A) pursuant to registrations effected pursuant to this Agreement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof which results in the removal of all transfer restrictions and restrictive legends with respect thereto.

      2. GENERAL PROVISIONS.

            2.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

            2.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party; provided that an Investor, without the prior written consent of the Company, may transfer all rights herein to another Investor, to any affiliate of such Investor without such consent, or to any other person to whom an Investor transfers Registrable Shares in compliance with applicable federal and state securities laws so long as such other person agrees to be bound by all the terms and conditions of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 2.2 shall be void

            2.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.


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

            2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            2.5 Interpretation; Certain Defined Terms.

                  (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

            2.6 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

            All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

            (a) if to an Investor, to the name of such Investor at the following address:

                 c/o Nierenberg Investment Management Company
                 19605 NE Eighth Street
                 Camas, WA 98607
                 Attn: Henry Hooper

                 With a copy to:

                              DLA Piper US LLP
                              2000 University Avenue
                              East Palo Alto, CA 94303
                              Fax Number:  650.833.2001
                              Attn: Peter M. Astiz

            (b) if to the Company,

                 Natus Medical Incorporated 1501 Industrial Road San Carlos, CA 94070 Facsimile: (650) 802-6630 Attn:
                 President With a copy to:

                 Fenwick & West LLP
                 801 California Street
                 Mountain View, California 94041
                 Facsimile: 650-938-5200
                 Attn:  Daniel J. Winnike

            2.7 Expenses; Finder's Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            2.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            2.10 Further Assurances. From and after the date of this Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            2.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Company and Investors holding a majority of the then-outstanding Registrable Securities. Any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto or (ii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

            2.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            2.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            2.14 Waiver Of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS THE COMPANY OR THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

            2.15 Outstanding Shares. The Company represents and warrants that following the completion of the Offering, based on the number of shares of Common Stock outstanding as of March 31, 2008, the Company will have outstanding 22,776,054 shares of its Common Stock.


                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                        NATUS MEDICAL INCORPORATED

                                        By:
                                           -------------------------------------
                                           James B. Hawkins
                                           President and Chief Executive Officer

D3 FAMILY FUND, L.P.                    D3 FAMILY BULLDOG FUND, L.P.
By Nierenberg  Investment Management    By Nierenberg Investment Management
Company, Its General Partner            Company, Its General Partner

By:                                     By:
   ----------------------------------      -------------------------------------

David Nierenberg, President             David Nierenberg, President

D3 FAMILY CANADIAN FUND, L.P.           DIII OFFSHORE FUND, L.P.
By Nierenberg  Investment Management    By Nierenberg Investment Management
Company, Its General Partner            Offshore,  Inc., Its General Partner

By:                                     By:
   ----------------------------------      -------------------------------------

David Nierenberg, President              David Nierenberg, President

                [Signature Page to Registration Rights Agreement]